                                                                EXHIBIT 99.1

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
                        FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
   Engineered Support Systems, Inc.

Our audits of the consolidated financial statements referred to in our report dated December 14, 2004 appearing in the 2004 Annual Report to Shareholders of Engineered Support Systems, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP
St. Louis, Missouri
December 14, 2004

Engineered Support Systems, Inc.
Schedule II - Valuation and Qualifying Accounts
(in thousands)

                                                                  Additions
                                                           ------------------------
                                            Balance at     Charged to    Charged to                   Balance at
                                            beginning       costs and      other                       at end
            Description                     of period       expenses      accounts     Deductions     of period
            -----------                     ----------     ----------    ----------    ----------     ----------
Year ended October 31, 2004
    Allowance for doubtful accounts           $211           $            $              $  121         $  90
    Inventory reserves                         790              849                       1,104           535

Year ended October 31, 2003
    Allowance for doubtful accounts            281               36                         106           211
    Inventory reserves                         819              956                         985           790

Year ended October 31, 2002
   Allowance for doubtful accounts             147              152          5               23           281
   Inventory reserves                            0            1,125          5              311           819